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                                                                     Exhibit 8.3

        [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL APPEARS HERE]



                                                  March 1, 1995


Pennsylvania Power & Light Company
PP&L Resources, Inc.
Two North Ninth Street
Allentown, PA 18101

          Re:  Proposed Restructuring --
               Pennsylvania Income Tax Consequences
               ------------------------------------

Gentlemen:

          You have requested our opinion regarding certain Pennsylvania income tax consequences to the holders of Common Stock (the "PP&L Common Shares") of Pennsylvania Power & Light Company ("PP&L"), to the holders of 4-1/2% Preferred Stock and Series Preferred Stock of PP&L (the "PP&L Preferred Stock"), and to PP&L Resources, Inc. ("Resources") in connection with the proposed transfer of all of the outstanding PP&L Common Shares by the holders thereof to Resources solely in exchange (the "Share Exchange") for all of the outstanding Common Stock of Resources (the "Resources Common Shares"), all pursuant to the Agreement and Plan of Exchange between PP&L and Resources (the "Agreement") in the form attached to the Proxy Statement and Prospectus that is included in the Registration Statement on Form S-4 to be filed by Resources with the Securities and Exchange Commission on or about the date hereof (the "Proxy Statement"). Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Proxy Statement.

          For purposes of this opinion, we have examined and rely upon the Agreement, the description of the Share Exchange set forth in the Proxy Statement, and such other documents and instruments that we have deemed necessary or appropriate. This opinion is based upon the Internal Revenue Code of 1986, as amended, the Pennsylvania Tax Reform Code of 1971, as amended, regulations of the United States Treasury and the Pennsylvania Department of Revenue (the "PA DOR"), judicial decisions and rulings and pronouncements of the Internal Revenue Service and PA
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Pennsylvania Power & Light Company
PP&L Resources, Inc.
March 1, 1995
Page 2

DOR, all as in effect on the date hereof. This opinion is conditioned upon
(a) the Share Exchange taking place in the manner described in the Agreement and in the Proxy Statement and (b) there being no change in the applicable federal or Pennsylvania law, regulations, judicial decisions or administrative rulings and pronouncements between the date hereof and the Effective Time of the Share Exchange.

          Based upon and subject to the foregoing, it is our opinion that the Share Exchange constitutes an exchange qualifying for non-recognition under
Section 303(a)(3) of the Pennsylvania Tax Reform Code of 1971, as amended. Accordingly, for Pennsylvania corporate net income and personal income tax purposes:

          1. A holder of PP&L Common Shares will recognize no gain or loss by reason of the exchange of such PP&L Common Shares solely for Resources Common Shares;

          2. The basis of the Resources Common Shares received by a holder will be the same as the basis of the PP&L Common Shares surrendered in exchange therefor; and

          3. A holder of shares of PP&L Preferred Stock will recognize no gain or loss by reason of the Share Exchange.

          It is further our opinion that, for Pennsylvania corporate net income tax purposes, Resources will recognize no gain or loss upon receipt of PP&L Common Shares in exchange for Resources Common Shares, and the basis of the PP&L Common Shares received by Resources will be the same as the Shareowners' basis for such PP&L Common Shares immediately prior to the Share Exchange.

          We express no opinion as to the tax consequences of the Share Exchange except as expressly set forth above, or as to any transaction except the Share Exchange.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-4 that is to be filed by Resources with the Securities and Exchange Commission and to the use of our name in such Registration Statement and in the Prospectus constituting a part thereof under the captions "Certain Income Tax Consequences" and "Experts."

                                         Very truly yours,

                                         /s/ Ballard Spahr Andrews & Ingersoll